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                                                                    EXHIBIT 99.1

                  STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND
                  THE CHIEF FINANCIAL OFFICER OF KNOLOGY, INC.
                          PURSUANT TO 18 U.S.C. S. 1350

     Each of the undersigned hereby certifies in his capacity as an officer of Knology, Inc. (the "Company") that this amended quarterly report on Form 10-Q/A for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (this "Amended Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and the information contained in this Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 29, 2002                            /s/ Rodger L. Johnson
                                                   -----------------------------
                                                   Rodger L. Johnson
                                                   President and Chief Executive
                                                   Officer

Dated: October 29, 2002                            /s/ Robert K. Mills
                                                   -----------------------------
                                                   Robert K. Mills
                                                   Chief Financial Officer